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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         DATE OF REPORT: MARCH 18, 2002



                           INSILCO TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




           Delaware                     0-22098                 06-0635844
           --------                     -------                 ----------
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NO.)       (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)



                              425 Metro Place North
                                   Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)




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ITEM 5.  OTHER EVENTS.

As previously announced, on February 15, 2002, Insilco Technologies, Inc. did not make a scheduled $7.2 million interest payment on its 12% Senior Subordinated Notes due 2007. The Company and its outside advisors utilized the 30-day grace period under the indenture governing the Notes to evaluate strategic alternatives. The 30-day grace period expired on March 18, 2002, resulting in an Event of Default under the indenture as well as a cross-default under the Company's senior secured credit facility. The Company is engaged in ongoing discussions regarding its strategic alternatives with its senior secured lenders and an ad hoc committee of note holders that was recently formed.

The Company reiterated that all of its business units are operating, and will continue to operate, as usual. Moreover, the Company believes that is financial resources currently enable it to pay in a timely manner all the operating and trade obligations associated with conducting its businesses.




























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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   INSILCO TECHNOLOGIES, INC.
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                                   Registrant



Date:       March 18, 2002         By:  /s/   MICHAEL R. ELIA
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                                        Michael R. Elia
                                        Senior Vice President, Chief Financial
                                        Officer and Secretary

























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